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                                   EXHIBIT 12

                      Laidlaw Environmental Services, Inc.
                       Ratio of Earnings to Fixed Charges
                                ($ in Thousands)
                                   (Unaudited)

                                                                      Three Months Ended              Nine Months Ended
                                                                            May 31,                        May 31,
                                                                ---------------------------------------------------------------
                                                                     1998            1997            1998           1997
                                                                ---------------------------------------------------------------
Loss from continuing operations before income taxes               $    (40,108)  $    (327,836)  $    (16,747)   $   (320,485)
Add:
   Portion of rents representative of the interest factor                5,272           2,608         10,407          10,280
   Interest on indebtedness, including amortization
      of deferred financing charges                                     31,777          11,293         61,266          29,922
                                                                ---------------------------------------------------------------
Income as adjusted                                                $     (3,059)  $    (313,935)  $     54,926    $   (280,283)
                                                                ===============================================================


Fixed charges:
   Portion of rents representative of the interest factor         $      5,272           2,608         10,407          10,280
   Interest on indebtedness, including amortization
      of deferred financing charges                                     31,777          11,293         61,266          29,922
                                                                ---------------------------------------------------------------
   Total fixed charges                                            $     37,049  $       13,901  $      71,673   $      40,202
                                                                ===============================================================


Ratio of earnings to fixed charges                                      (0.08)x        (22.58)x          0.77x         (6.97)x
                                                                ===============================================================
